Exhibit 99.1

M.D.C. HOLDINGS, INC.
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
FRIDAY, FEBRUARY 5, 2010

Contact:	Robert N. Martin Investor Relations (720) 977-3431 bob.martin@mdch.com
M.D.C. HOLDINGS ANNOUNCES FOURTH QUARTER 2009 RESULTS
•	Income per share of $2.68 vs. loss of $1.92 in Q4 2008

•	Net orders increased 82% to 637 homes vs. 350 in Q4 2008

•	Secured control of 2,745 lots in 52 communities

•	Home gross margin increased 590 basis points to 18.8% vs. 12.9% in Q4 2008

•	Closings increased 17% to 1,109 homes vs. 944 in Q4 2008

•	Backlog increased 55% to 826 homes at 12/31/09 vs. 533 at 12/31/08
DENVER, Friday, February 5, 2010 — M.D.C. Holdings, Inc. (NYSE: MDC) today reported net income for the 2009 fourth quarter of $127.2 million, or $2.68 per diluted share, compared with a net loss for the 2008 fourth quarter of $89.0 million, or $1.92 per diluted share. Full year net income for 2009 was $24.7 million, or $0.52 per diluted share, compared with a net loss for 2008 of $380.5 million, or $8.25 per diluted share.
Both fourth quarter and full year 2009 net income reflected the impact of a $142.6 million benefit from income taxes that was recognized due to recently enacted tax legislation that allowed the Company to extend the carryback period of its 2009 net operating losses from two to five years.
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M.D.C. HOLDINGS, INC.
Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “Although the homebuilding industry continued to face significant obstacles to recovery in the fourth quarter of 2009, we increased our home orders year-over-year for the third consecutive quarter. As a result, we ended 2009 with 826 homes in backlog, a 55% increase from a year ago.”
Mizel continued, “Throughout 2009, we put considerable effort into activities designed to help us achieve profitability in the future. In the fourth quarter, our offering of more affordable homes that we introduced earlier in the year accounted for more than 30% of our new home orders. Furthermore, we enhanced the mix of the product we have available for sale by decreasing our exposure to finished speculative homes by more than 90% in 2009 and by strategically increasing our supply of homes available for personalization by 35% during the same period.”
“Generally, we now stop construction on unsold units at the drywall stage. Once construction is restarted, these homes typically can close within 45 days, in direct competition with finished homes on the market. By holding the units at drywall, we offer our buyers the opportunity to personalize their homes at one of our Home Galleries. We believe that this policy will continue to benefit us going forward as we attempt to increase our market share in a highly competitive homebuilding environment in 2010.”
Mizel concluded, “During the fourth quarter, we increased our lot supply for the first time in 17 quarters as we secured control of more than 2,700 lots in 52 new communities. After investing a total of $100 million in land acquisitions across our markets during the quarter, we ended the year with $1.56 billion in cash and investments, up 10% from the end of 2008. Shortly after the end of the year, we issued $250 million of 10-year senior notes at a low interest rate, and we expect to receive a $143 million tax refund before the end of the 2010 first quarter. Given these enhancements to our liquidity, we are well-positioned to continue making investments in 2010 as we build our land pipeline to support future home closings.”
Net income for the 2009 fourth quarter included a pre-tax charge of $14.0 million for asset impairments, while the net loss for the 2008 fourth quarter included a pre-tax charge of $59.7 million for asset impairments and an increase in our deferred tax valuation allowance of $19.2 million. For the year ended December 31, 2009, net income included a pre-tax charge of $31.0 million for asset impairments, while net income for the year ended December 31, 2008 included a pre-tax charge of $298.2 million for asset impairments and an increase in our deferred tax valuation allowance of $134.3 million.
Total revenue for the fourth quarter of 2009 was $323.9 million, compared with revenue of $296.2 million for the same period in 2008. For 2009, total revenue was $898.3 million, compared with revenue of $1.46 billion in 2008.
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M.D.C. HOLDINGS, INC.
Homebuilding Highlights
Net orders for the fourth quarter ended December 31, 2009 totaled 637 homes with an estimated sales value of $183.0 million, compared with net orders for 350 homes with an estimated sales value of $100.0 million during the same period in 2008. The improvement was driven by significant increases across all of our homebuilding segments. During the fourth quarter of 2009, the Company’s cancellation rate dropped to 30% compared with 52% during the same period in 2008, primarily due to a decrease in homebuyer mortgage-related issues and a decline in the number of prospective homebuyers with a contingency to sell an existing home. Net orders for the year ended December 31, 2009 totaled 3,306 homes with an estimated sales value of $935.0 million, compared with net orders for 3,074 homes with an estimated sales value of $885.0 million during 2008. We ended 2009 with 826 homes under contract with an estimated sales value of $265.0 million, compared with a backlog of 533 homes with an estimated sales value of $173.0 million at December 31, 2008.
Homebuilding revenue for the 2009 fourth quarter increased to $320.0 million, compared with $291.3 million in the fourth quarter of 2008. The increase in revenue was partly the result of a $14.2 million year-over-year increase in home sales revenue, driven by a 17% increase in home closings and partially offset by an 11% year-over-year decrease in average selling price. In addition, land sales revenue for the 2009 fourth quarter increased by $13.4 million year-over-year due to a significant increase in the number of lots sold as well as an increase in the average price of the lots sold. Homebuilding revenue for the year ended December 31, 2009 was $885.0 million, compared with $1.44 billion for the same period in 2008.
Home gross margin during the fourth quarter of 2009 increased to 18.8% from 12.9% in the fourth quarter of 2008, despite the reduction in average selling price, primarily due to a reduction in construction costs and interest in cost of sales, relative to the average selling price of homes closed. For the full year, home gross margin rose from 12.8% in 2008 to 17.9% in 2009.
Homebuilding SG&A decreased to $40.9 million for the quarter ended December 31, 2009, compared with $43.3 million for the same period in the prior year. The decrease in SG&A resulted from various cost saving initiatives associated with right-sizing our operations, including a 23% reduction in homebuilding headcount over the past year. Also contributing to this decrease was a reduction in marketing expenses, primarily due to a significant reduction in sales office and model home expenses. For the full year, homebuilding SG&A declined to $133.7 million in 2009, compared with $221.1 million in 2008.
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M.D.C. HOLDINGS, INC.
Financial Services and Other Highlights
Income before taxes from the Company’s Financial Services and Other segment for the quarter ended December 31, 2009 was $6.1 million compared with income of $3.6 million for the same period in 2008. The increase was largely the result of a decrease in general and administrative expense for the segment, primarily due to a $3.3 million decrease in the amount booked for insurance reserves. For the full year, income before taxes for the Financial Services and Other segment fell to $6.0 million in 2009 from $11.7 million in 2008.
Corporate Highlights
Loss before taxes from the Company’s corporate segment for the quarter ended December 31, 2009 was $26.3 million, compared with a loss of $22.1 million for the same period in 2008. The higher loss primarily resulted from a $4.8 million decrease in interest income, as lower interest rates offset a higher average cash and investments balance for the quarter. Additionally, corporate interest expense increased by $1.8 million. The changes in interest income and interest expense were partially offset by a $1.7 million decrease in finance costs associated with the reduction of the commitment amount under our homebuilding line of credit. The Corporate segment loss before taxes for the year ended December 31, 2009 was $102.3 million, compared with a loss of $55.1 million for the year ended December 31, 2008.
About MDC
Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 160,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding divisions across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.
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M.D.C. HOLDINGS, INC.
Forward-Looking Statements
Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) the relative stability of debt and equity markets; (5) competition; (6) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (7) the availability and cost of performance bonds and insurance covering risks associated with our business; (8) shortages and the cost of labor; (9) weather related slowdowns; (10) slow growth initiatives; (11) building moratoria; (12) governmental regulation, including the interpretation of tax, labor and environmental laws; (13) changes in consumer confidence and preferences; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-K for the fiscal year ending December 31, 2009, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUE

Home sales revenue	$297,702	$283,519	$837,054	$1,358,148
Land sales revenue	16,744	3,351	30,730	60,050
Other revenue	9,433	9,338	30,519	39,910

Total Revenue	323,879	296,208	898,303	1,458,108

COSTS AND EXPENSES

Home cost of sales	241,815	246,918	686,854	1,184,865
Land cost of sales	12,764	4,288	25,038	53,847
Asset impairments	13,977	59,657	30,986	298,155
Marketing expenses	9,978	13,532	36,371	71,882
Commission expenses	10,883	9,906	31,002	50,295
General and administrative expenses	40,504	46,454	162,485	191,574
Other operating expenses	1,492	1,960	5,643	7,115
Related party expenses	1,004	5	1,018	18

Total Operating Costs and Expenses	332,417	382,720	979,397	1,857,751

LOSS FROM OPERATIONS	(8,538)	(86,512)	(81,094)	(399,643)

Other income (expense)
Interest income	2,394	7,450	12,157	35,788
Interest expense	(9,244)	(7,333)	(38,582)	(18,318)
Gain on sale of other assets	7	—	184	38

LOSS BEFORE TAXES	(15,381)	(86,395)	(107,335)	(382,135)

Benefit from (provision for) income taxes, net	142,543	(2,633)	132,014	1,590

NET INCOME (LOSS)	$127,162	$(89,028)	$24,679	$(380,545)

EARNINGS (LOSS) PER SHARE

Basic	$2.71	$(1.92)	$0.52	$(8.25)

Diluted	$2.68	$(1.92)	$0.52	$(8.25)

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$1.00	$1.00

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$1,234,252	$1,304,728
Marketable Securities	327,944	54,864
Unsettled trades	1,645	57,687
Restricted cash	476	670
Receivables
Home sales receivables	10,056	17,104
Income taxes receivable	145,144	170,753
Other receivables	5,844	16,697
Mortgage loans held-for-sale, net	62,315	68,604
Inventories, net
Housing completed or under construction	260,324	415,500
Land and land under development	262,860	241,571
Property and equipment, net	38,421	38,343
Deferred tax asset, net of valuation allowance	—	—
Related party assets	7,856	8,878
Prepaid expenses and other assets, net	72,171	79,539

Total Assets	$2,429,308	$2,474,938

LIABILITIES
Accounts payable	$36,087	$28,793
Accrued liabilities	291,969	332,825
Related party liabilities	1,000	—
Mortgage repurchase facility	29,115	34,873
Senior notes, net	997,991	997,527

Total Liabilities	$1,356,162	$1,394,018

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 47,070,000 and 47,017,000 issued and outstanding, respectively, at December 31, 2009 and 46,715,000 and 46,666,000 issued and outstanding, respectively, at December 31, 2008	471	467
Additional paid-in-capital	802,675	788,207
Retained earnings	270,659	292,905
Accumulated other comprehensive loss	—	—
Treasury stock, at cost; 53,000 and 49,000 shares at December 31, 2009 and December 31, 2008, respectively	(659)	(659)

Total Stockholders’ Equity	1,073,146	1,080,920

Total Liabilities and Stockholders’ Equity	$2,429,308	$2,474,938

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUE
Homebuilding
West	$156,638	$146,385	$407,157	$785,451
Mountain	83,617	67,989	247,337	298,441
East	63,382	52,449	176,386	245,245
Other Homebuilding	16,377	24,513	54,086	109,431

Total Homebuilding	320,014	291,336	884,966	1,438,568
Financial Services and Other	9,171	8,340	28,318	33,681
Corporate	(40)	93	10	643
Inter-company adjustments	(5,266)	(3,562)	(14,991)	(14,784)

Consolidated	$323,879	$296,207	$898,303	$1,458,108

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$13,335	$(14,380)	$19,144	$(157,103)
Mountain	(6,886)	(31,531)	(15,686)	(112,251)
East	(1,085)	(18,073)	(9,789)	(50,596)
Other Homebuilding	(459)	(3,875)	(4,691)	(18,725)

Total Homebuilding	4,905	(67,859)	(11,022)	(338,675)
Financial Services and Other	6,061	3,559	5,953	11,678
Corporate	(26,347)	(22,095)	(102,266)	(55,138)

Consolidated	$(15,381)	$(86,395)	$(107,335)	$(382,135)

INVENTORY IMPAIRMENTS
West	$2,162	$16,048	$14,955	$151,969
Mountain	10,114	24,021	10,559	83,270
East	—	13,176	2,475	36,843
Other Homebuilding	234	3,783	1,147	14,654

Consolidated	$12,510	$57,028	$29,136	$286,736

	December 31,
	2009	2008
TOTAL ASSETS
Homebuilding
West	$190,204	$255,652
Mountain	237,702	279,343
East	112,964	151,367
Other Homebuilding	26,778	38,179

Total Homebuilding	567,648	724,541
Financial Services and Other	133,957	139,569
Corporate	1,773,660	1,656,785
Inter-company adjustments	(45,957)	(45,957)

Consolidated	$2,429,308	$2,474,938

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding	$20,020	$19,852	$168	1%	$66,284	$98,911	$(32,627)	-33%
Financial Services and Other	3,561	5,591	(2,030)	-36%	24,207	25,790	(1,583)	-6%
Corporate (1)	17,927	21,016	(3,089)	-15%	73,012	66,891	6,121	9%

Total	$41,508	$46,459	$(4,951)	-11%	$163,503	$191,592	$(28,089)	-15%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	13.7%	15.3%	-1.6%		16.0%	16.3%	-0.3%
Corporate Segment (1)	6.0%	7.4%	-1.4%		8.7%	4.9%	3.8%

Depreciation and Amortization (2)	$4,329	$5,850	$(1,521)	-26%	$14,457	$32,710	$(18,253)	-56%

Home Gross Margins (3)	18.8%	12.9%	5.9%		17.9%	12.8%	5.1%
Interest in Home Cost of Sales as a % of Home Sales Revenue	2.3%	4.1%	-1.8%		3.7%	4.0%	-0.3%

Cash Provided by (Used in)
Operating Activities	$(42,052)	$51,162	$(93,214)	-182%	$202,454	$479,511	$(277,057)	-58%
Investing Activities	$(178,054)	$96,876	$(274,930)	-284%	$(224,992)	$(113,439)	$(111,553)	-98%
Financing Activities	$5,483	$(4,178)	$9,661	231%	$(47,938)	$(66,107)	$18,169	27%

Corporate and Homebuilding Interest

Interest capitalized, net of interest expense	$5,456	$7,186	$(1,730)	-24%	$19,810	$39,852	$(20,042)	-50%
Previously capitalized interest included in home cost of sales	$(6,874)	$(11,681)	$4,807	-41%	$(30,710)	$(54,100)	$23,390	-43%
Interest capitalized in homebuilding inventory, end of year	$28,339	$39,239	$(10,900)	-28%	$28,339	$39,239	$(10,900)	-28%

(1)	Includes related party expenses.

(2)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.

(3)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three months ended December 31, 2009 and December 31, 2008, we closed homes on lots for which we had previously recorded $74.9 million and $67.4 million, respectively, of asset impairments. During the twelve months ended December 31, 2009 and December 31, 2008, we closed homes on lots for which we had previously recorded $211.3 million and $249.5 million, respectively, of asset impairments.

M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$226,483	$172,745	$53,738	31%	$633,171	$749,310	$(116,139)	-15%
Principal amount of mortgage loans brokered	$8,021	$29,751	$(21,730)	-73%	$33,152	$170,898	$(137,746)	-81%
Capture Rate	86%	71%	15%		85%	66%	19%
Including brokered loans	88%	81%	7%		89%	79%	10%
Mortgage products (% of mortgage loans originated)
Fixed rate	99%	100%	-1%		99%	97%	2%
Adjustable rate — interest only	0%	0%	0%		0%	1%	-1%
Adjustable rate — other	1%	0%	1%		1%	2%	-1%

Prime loans (4)	24%	40%	-16%		29%	48%	-19%
Government loans (5)	76%	60%	16%		71%	52%	19%

(4)	Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2009	2008
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction — Final	41	451
Unsold Home Under Construction — Frame	389	329
Unsold Home Under Construction — Foundation	109	41

Total Unsold Homes Under Construction	539	821
Sold Homes Under Construction	570	409
Model Homes	212	387

Homes Completed or Under Construction	1,321	1,617

LOTS OWNED (excluding homes completed or under construction)

Arizona	1,075	1,458
California	581	839
Nevada	966	1,111

West	2,622	3,408

Colorado	2,514	2,597
Utah	545	642

Mountain	3,059	3,239

Delaware Valley	82	115
Maryland	100	176
Virginia	241	241

East	423	532

Florida	138	257
Illinois	141	141

Other Homebuilding	279	398

Total	6,383	7,577

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2009	2008
LOTS CONTROLLED UNDER OPTION
Arizona	328	472
California	113	149
Nevada	222	95

West	663	716

Colorado	537	184
Utah	117	—

Mountain	654	184

Delaware Valley	—	40
Maryland	575	355
Virginia	192	592

East	767	987

Florida	500	471
Illinois	—	—

Other Homebuilding	500	471

Total	2,584	2,358

Total Lots Owned and Controlled	8,967	9,935

NON-REFUNDABLE OPTION DEPOSITS
Cash	$7,654	$5,145
Letters of Credit	2,134	4,358

Total Non-Refundable Option Deposits	$9,788	$9,503

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
HOMES CLOSED (UNITS)
Arizona	273	275	(2)	-1%	778	1,313	(535)	-41%
California	102	118	(16)	-14%	293	590	(297)	-50%
Nevada	227	152	75	49%	521	791	(270)	-34%

West	602	545	57	10%	1,592	2,694	(1,102)	-41%

Colorado	202	133	69	52%	565	576	(11)	-2%
Utah	94	54	40	74%	230	268	(38)	-14%

Mountain	296	187	109	58%	795	844	(49)	-6%

Delaware Valley	18	16	2	13%	60	91	(31)	-34%
Maryland	50	42	8	19%	140	192	(52)	-27%
Virginia	70	58	12	21%	190	257	(67)	-26%

East	138	116	22	19%	390	540	(150)	-28%

Florida	73	82	(9)	-11%	214	336	(122)	-36%
Illinois	—	14	(14)	-100%	22	74	(52)	-70%

Other Homebuilding	73	96	(23)	-24%	236	410	(174)	-42%

Total	1,109	944	165	17%	3,013	4,488	(1,475)	-33%

AVERAGE SELLING PRICES PER CLOSED HOME

West
Arizona	$193.5	$201.1	$(7.6)	-4%	$194.3	$216.2	$(21.9)	-10%
California	430.9	455.3	(24.4)	-5%	417.5	429.0	(11.5)	-3%
Nevada	194.5	237.5	(43.0)	-18%	201.2	244.6	(43.4)	-18%
Mountain
Colorado	285.7	363.7	(78.0)	-21%	316.5	352.1	(35.6)	-10%
Utah	275.4	319.4	(44.0)	-14%	287.1	333.0	(45.9)	-14%
East
Delaware Valley	411.6	392.9	18.7	5%	416.1	406.4	9.7	2%
Maryland	460.5	489.9	(29.4)	-6%	425.0	466.0	(41.0)	-9%
Virginia	469.3	436.3	33.0	8%	482.8	454.3	28.5	6%
Other Homebuilding
Florida	207.8	232.7	(24.9)	-11%	214.5	238.5	(24.0)	-10%
Illinois	N/A	348.0	N/A	N/A	313.0	347.9	(34.9)	-10%
Company Average	$268.4	$300.3	$(32.0)	-11%	$277.8	$302.6	$(24.8)	-8%
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months				Year Ended
	Ended December 31,		Change		December 31,		Change
	2009	2008	Amount	%	2009	2008	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	124	87	37	43%	723	879	(156)	-18%
California	58	42	16	38%	320	436	(116)	-27%
Nevada	94	50	44	88%	556	537	19	4%

West	276	179	97	54%	1,599	1,852	(253)	-14%

Colorado	163	50	113	226%	700	435	265	61%
Utah	53	27	26	96%	282	132	150	114%

Mountain	216	77	139	181%	982	567	415	73%

Delaware Valley	10	5	5	100%	56	61	(5)	-8%
Maryland	41	12	29	242%	185	124	61	49%
Virginia	49	41	8	20%	227	193	34	18%

East	100	58	42	72%	468	378	90	24%

Florida	45	31	14	45%	238	246	(8)	-3%
Illinois	—	5	(5)	-100%	19	31	(12)	-39%

Other Homebuilding	45	36	9	25%	257	277	(20)	-7%

Total	637	350	287	82%	3,306	3,074	232	8%

Estimated Value of Orders for Homes, net	$183,000	$100,000	83,000	83%	$935,000	$885,000	50,000	6%
Estimated Average Selling Price of Orders for Homes, net	$287.3	$285.7	1.6	1%	$282.8	$287.9	(5.1)	-2%
Cancellation Rate(6)	30%	52%	-22%		24%	45%	-21%

(6)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2009	2008
BACKLOG (UNITS)
Arizona	103	158
California	76	49
Nevada	88	53

West	267	260

Colorado	207	72
Utah	94	42

Mountain	301	114

Delaware Valley	23	27
Maryland	103	58
Virginia	73	36

East	199	121

Florida	59	35
Illinois	—	3

Other Homebuilding	59	38

Total	826	533

Backlog Estimated Sales Value	$265,000	$173,000

Estimated Average Selling Price of Homes in Backlog	$320.8	$324.6

ACTIVE SUBDIVISIONS
Arizona	28	44
California	3	18
Nevada	18	24

West	49	86

Colorado	42	49
Utah	16	22

Mountain	58	71

Delaware Valley	1	3
Maryland	8	11
Virginia	7	12

East	16	26

Florida	10	7
Illinois	—	1

Other Homebuilding	10	8

Total	133	191

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